UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

 Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 12, 2012
 Date of Report (Date of earliest event reported)

IPG PHOTONICS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-33155 (Commission File No.)	04-3444218 (IRS Employer Identification No.)

50 Old Webster Road
 Oxford, Massachusetts 01540
 (Address of Principal Executive Offices, including Zip Code)

Registrant’s telephone number, including area code: (508) 373-1100

Not Applicable
 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Departure of Other Events
On December 12, 2012, IPG Photonics Corporation (“IPG”) announced that its Board of Directors declared a special dividend of $0.65 per share of common stock, payable to all shareholders of record at the close of business on December 21, 2012, and payable on or about December 28, 2012.  A copy of IPG’s press release announcing the special dividend is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01                      Financial Statements and Exhibits.

     (d) Exhibits.

Exhibit
Number	Description

99.1	Press release of the Registrant, dated December 12, 2012, entitled “IPG Photonics Announces a $0.65 Per Share One-Time Special Dividend”.

 SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

IPG PHOTONICS CORPORATION
December 12, 2012	By:	/s/ Angelo P. Lopresti
Angelo P. Lopresti
Vice President, General Counsel and
Secretary

Exhibits

Exhibit
Number	Description

99.1	Press release of the Registrant, dated December 12, 2012, entitled “IPG Photonics Announces a $0.65 Per Share One-Time Special Dividend”.

Exhibit 99.1

FOR IMMEDIATE RELEASE

CONTACT:                      Tim Mammen                                                                                                Dennis Walsh
Chief Financial Officer                                                                                                Senior Consultant
IPG Photonics Corporation                                                                                                Sharon Merrill
(508) 373-1100                                                                                                (617) 542-5300

IPG Photonics Announces a $0.65 Per Share One-Time Special Dividend

OXFORD, Mass., December 12, 2012 – IPG Photonics Corporation (NASDAQ: IPGP) today announced that its Board of Directors approved a $0.65 per share one-time special cash dividend on its outstanding common stock payable on or about December 28, 2012 to stockholders of record at the close of business on December 21, 2012.

“Given our confidence in the Company’s long-term growth prospects, our strong balance sheet and additional cash generated this year, the Board decided to reward our shareholders with a one-time special cash dividend,” said Chairman and Chief Executive Officer Dr. Valentin Gapontsev. “We will continue to have sufficient capital to fund our growth strategy, including new product launches and complementary acquisitions. With the possibility of tax increases on dividends, this dividend provides a tax efficient opportunity to return capital to all our shareholders.”

About IPG Photonics Corporation
IPG Photonics Corporation is the world leader in high-power fiber lasers and amplifiers.  Founded in 1990, IPG pioneered the development and commercialization of optical fiber-based lasers for use in diverse applications, primarily materials processing.  Fiber lasers have revolutionized the industry by delivering superior performance, reliability and usability at a lower total cost of ownership compared with conventional lasers, allowing end users to increase productivity and decrease operating costs.  IPG has its headquarters in Oxford, Massachusetts, and has additional plants and offices throughout the world.  For more information, please visit www.ipgphotonics.com.

Safe Harbor Statement
Information and statements provided by the Company and its employees, including statements in this press release, that relate to future plans, events or performance are forward-looking statements.  These statements involve risks and uncertainties.  Any statements in this press release that are not statements of historical fact are forward-looking statements, including, but not limited to, the Board’s confidence in IPG’s long-term growth prospects; the belief that IPG will have sufficient capital to fund its growth strategy, including new product launches and complementary acquisitions; and the possibility of tax increases on dividends.  Factors that could cause actual results to differ materially include risks and uncertainties, including risks associated with the strength or weakness of the business conditions in industries and geographic markets that the Company serves, particularly the effect of economic downturns; reduction in customer capital expenditures; potential order cancellations and push-outs and financial and credit market issues; the Company’s ability to penetrate new applications for fiber lasers and increase market share; the rate of acceptance and penetration of IPG’s products; effective management of growth; level of fixed costs from its vertical integration; intellectual property infringement claims and litigation; interruption in supply of key components, including from transportation disruptions from natural and man-made events;  manufacturing risks; inventory write-downs; foreign currency fluctuations; competitive factors, including declining average selling prices; building and expanding field service and support operations; uncertainties pertaining to customer orders; demand for products and services; development of markets for the Company's products and services; and other risks identified in the Company's SEC filings.  Readers are encouraged to refer to the risk factors described in the Company's Annual Report on Form 10-K (filed with the SEC on February 27, 2012) and its periodic reports filed with the SEC, as applicable.  Actual results, events and performance may differ materially.  Readers are cautioned not to rely on the forward-looking statements, which speak only as of the date hereof.  The Company undertakes no obligation to update the forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.